UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): March 12, 2012

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2012, Mr. D. Michael Steuert, the Company’s Senior Vice President and Chief Financial Officer, notified the Company that he intends to retire from his position as Chief Financial Officer of the Company on May 4, 2012.  Also on March 12, 2012, the Board of Directors of the Company appointed Mr. Biggs C. Porter as Chief Financial Officer of the Company, effective May 4, 2012.  Mr. Porter, age 58, has served as Chief Financial Officer of Tenet Healthcare Corporation, a health care services company, from June 2006 to date.  Prior to that, he served as Vice President and Corporate Controller of Raytheon Company, a technology and innovation company specializing in defense, homeland security and other government markets, from May 2003 until June 2006.  In addition, Mr. Porter served as acting Chief Financial Officer for Raytheon from April 2005 to March 2006.

In his role with the Company, Mr. Porter will receive an annual base salary of $770,000.  He will be eligible for a cash award under the Company’s annual incentive program with a target award of 85% of base salary, and he will participate in the Company’s long term incentive program with a grant of $2,000,000, denominated in approximately equal thirds in restricted stock units, non-qualified stock options and value driver incentive performance units.  In addition, Mr. Porter will receive a hiring bonus totaling $3,600,000 in the form of restricted stock units, the number of which will be granted based on the closing price of the Company’s common stock on Mr. Porter’s hiring date.  The restricted stock units will vest in equal thirds over three years on the anniversary of his hire date so long as the Company performance requirement is met and Mr. Porter remains continuously employed by the Company through the vesting dates or his employment terminates prior to vesting as a result of death, permanent and total disability, a Company initiated termination other than on a for-cause basis or a Company initiated termination following a change of control.  Mr. Porter will also receive retirement, health and welfare and other benefits and will participate in plans generally available to other executive officers of the Company. In addition, Mr. Porter and the Company will enter into the form of change in control agreement filed with the Company’s Form 8-K on June 29, 2010.  Further details concerning the Company’s executive compensation program are described in the Company’s definitive proxy statement dated March 13, 2012, under the heading “Executive Compensation”.

Mr. Porter has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he will be selected as an officer of the Company. In addition, there have been no transactions involving Mr. Porter that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 14, 2012	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Senior Vice President, Chief Legal Officer and Secretary